CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. February 14, 2025 Golar Hilli Corporation Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, Marshall Islands MH96960 Ref.: Fifth Addendum to Offer BBCA 1/2024 Dear Sirs, Southern Energy S.A. ("Charterer") hereby irrevocably offers (the "Offer") to Golar Hilli Corporation ("Owner") to enter into an addendum to the Offer BBCA 1/2024 on the terms set out in Annex I attached hereto (the "Fifth Addendum" to Offer BBCA 1/2024). This Offer shall be valid until February 15, 2025 12.00 noon Bermuda time (Atlantic Standard Time) and will be considered accepted if Owner delivers to us, and we receive within said period, a letter of acceptance. If on or prior to the expiration on February 15, 2025 12.00 noon Bermuda time (Atlantic Standard Time) Charterer receives said letter of acceptance, then as among the Parties, the Fifth Addendum to Offer BBCA 1/2024 shall become effective upon the terms and conditions set forth therein, such Fifth Addendum being valid, binding, effective and enforceable with respect to Owner and Charterer from the date of acceptance of the Offer. If Owner does not accept the Offer as provided herein, the Offer shall automatically expire and shall be deemed revoked by Owner without the need of any notice or action by Owner. Clauses 23 (Governing Law and Jurisdiction), 24 (Dispute Resolution) and 25 (Arbitration) of the Offer BBCA 1/2024 shall apply to this Offer and the Fifth Addendum to Offer BBCA 1/2024, muralis mutandis, as if written out in full in this Offer and the Fifth Addendum to Offer BBCA 1/2024. Sincerely, Southern Energy S.A. /s/ Rodolfo Heriberto Freyre Name: Rodolfo Heriberto Freyre Title: Chairman of the Board

ANNEX 1 Recitals: A. Whereas, on July 4, 2024, Owner and Chafferer entered into a FLNG bareboat charter agreement on the terms and conditions set out in Annex I to Offer BBCA 1/2024 (the "Bareboat Charter"). B. Whereas, on September 6, 2024, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the First Addendum to Offer BBCA 1/2024 (the "First Addendum"). C. Whereas, on December 31, 2024, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Second Addendum to Offer BBCA 1/202 (the "Second Addendum"). D. Whereas, on January 15, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Third Addendum to Offer BBCA 1/2024 (the "Third Addendum"). E. Whereas, on January 15, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Fourth Addendum to Offer BBCA 1/2024 (the "Fourth Addendum", and together with the First Addendum, the Second Addendum and the Third Addendum, the "Amendments"). F. Whereas, the Parties wish to further amend certain terms of the Bareboat Charter, as amended and supplemented by the Amendments. Now, therefore, for and in consideration of the foregoing the Parties agree as follows: ARTICLE I: Amendment to Clause 5.3.1 Parties agree to amend Clause 5.3. I set out in Offer BBCA 1/2024 to read as follows: "5.3.1 On or before [*****], Owner shall notify Charterer (the "Notification Date") of its election of a three (3) Month window (the "First Window”) within which the Delivery Date is intended to occur; which election shall either before the window from [*****] or for the window from [*****]. If Owner fails to provide timely nonce to Charterer pursuant to this Clause 5.3.1, the First Window shall be from [*****]. ARTICLE 2: The provisions of Annex I to Offer BBCA 1/2024 not otherwise expressly amended hereby shall remain unamended, valid, binding, effective and enforceable. ARTICLE 3: Capitalized terms not otherwise defined herein shall have the rneaning ascribed to them in Annex 1 to Offer BBCA 1/2024.

February 14, 2025 SOUTHERN ENERGY S.A. L. N. Alem 1180, piso 9° Ciudad Autónoma de Buenos Aires República Argentina Ref.: Fifth Addendum to Offer BBCA 1/2024 Dear Sirs, Golar Hilli Corporation hereby accepts your Offer BBCA 1/2024 dated as of February 14, 2025. Sincerely, Golar Hilli Corporation Signature: /s/ Federico Petersen Printed Name: Federico Petersen Title: Authorised Signatory